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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form F-4 of Logitech International SA of our report dated May 15, 2000 relating to the financial statements and financial statement schedules of Labtec Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ GRANT THORNTON LLP

Portland, Oregon
February 23, 2001